UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

XFit Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	47-1858485
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18 Goodyear, Suite 125, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-200619

Securities to be registered pursuant to Section 12(g) of the Act:

$.0001 par value Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of XFit Brands Inc.’s Common Stock.

XFit Brands, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-200619), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2014, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

The Registrant intends to seek quotation of its common stock on the OTC Markets.

Item 2.		Exhibits.

	3.1	Articles of Incorporation of XFit Brands, Inc. (1)
	3.2	By-laws of XFit Brands, Inc. (1)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-200619) filed with the Securities and Exchange Commission on November 26, 2014 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

XFIT BRANDS, INC.

Date: February 13, 2015	By: /s/ David E. Vautrin
David E. Vautrin
Chief Executive Officer